UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 28, 2003
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                            American Oil & Gas, Inc.
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             (Exact name of registrant as specified in its charter)



         Nevada                        0-31547                   88-0451554
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(State or other jurisdiction      (Commission File         (IRS Employer
      of incorporation)             Number)                 Identification No.)



                  1050 17th Street, Suite 710, Denver, CO 80265
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 595-0125
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Item 5. Other Events.
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      Press Release.  The news release of the Registrant dated October 28, 2003, which is filed as an exhibit hereto, are incorporated herein by reference.

Item 7.  Financial Statements And Exhibits.
         ---------------------------------

      (c) Exhibits.
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                                  Exhibit Index
                                  -------------

Exhibit
Number            Description
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99.1              News release dated October 28, 2003.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 28, 2003             AMERICAN OIL & GAS, INC.



                                    By:/s/Andrew P. Calerich
                                    ----------------------------------
                                    Andrew P. Calerich
                                    President and Chief Financial Officer





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



                                  EXHIBIT 99.1


On October 28, 2003, the Registrant issued the following news release:

"AMERICAN RECEIVES GROSS PROCEEDS OF $1.26 MILLION THROUGH PRIVATE PLACEMENTS"

      DENVER - American Oil and Gas, Inc. (OTC Bulletin Board: "AOGI") today announced receipt of $1,268,875 in gross proceeds from two recently closed private placements. Net of fees and expenses, the Company received net proceeds of approximately $1.13 million.

      A total of $770,500 in gross proceeds (Approximately $692,000 net of fees and expenses) was received from two accredited investors through the sale of 67,000 preferred shares. The preferred shares will automatically convert at an equivalent rate of $1.15 per common share into 670,000 common shares in two years, or earlier at the discretion of the holders of the preferred shares. These proceeds are to be used for drilling costs in the Company's Mowry oil project, located in the southern portion of the Powder River Basin of Wyoming. The holders of the preferred shares will receive a net profits interest of 20% in the actual wells drilled with these net proceeds. While the preferred shares are outstanding, the Company will pay the greater of the actual amount generated by the net profits interest or the amount required to provide the holders of the preferred shares an annualized return of eight percent for two years.

      In addition, a total of $498,375 (Approximately $442,000 net of fees and expenses) was received from eleven (11) investors through the sale of 664,500 common shares at 75 cents per common share.

      Andrew Calerich, President and CFO commented by saying, "With receipt of these funds we expect to move forward with the initial drilling at our Mowry oil project. We also expect to be able to continue to fund our share of ongoing drilling in the Williston Basin Bakken play where we recently participated in the successful completion of the Williams 34X-14 horizontal well."

      Both of these private placements were made pursuant to exemptions from registration under the Securities Act of 1933, including but not limited to, Sections 3(b) and 4(2), as well as Rule 506 of Regulation D under the Securities Act of 1933. The shares were sold without a general solicitation pursuant to Blue Sky limited offering exemptions and were issued with a legend restricting resale.

      American Oil and Gas, Inc. is an independent oil and natural gas company engaged in exploration, development and production of hydrocarbon reserves primarily in the Rocky Mountain region. Additional information about the Company can be found at the Company's website: www.americanoilandgasinc.com.
                                    # # #
      This release contains forward-looking statements regarding American Oil and Gas, Inc.'s future plans and expected performance that are based on assumptions the Company believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the success rate of drilling efforts and the timeliness of development activities, fluctuations in oil and gas prices, and other risk factors described from time to time in the Company's reports filed with the SEC. In addition, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. This press release may include the opinions of American Oil & Gas, Inc., and does not necessarily include the views of any other person or entity."






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